IElement

January 3, 2007

Dallas, TX

IElement Secures Management Agreement for 1,500 Business Customers

IElement Corporation (OTCBB Stock Symbol: IELM.OB; Frankfurt: SZQ1.F or IELM.F), a nationwide provider of advanced communications services and Voice over Internet Protocol (VoIP) solutions, announced today that it has entered into an agreement with Sutioc Enterprises, Inc. to provide certain management services to Sutioc’s majority-owned subsidiary, US Wireless Online, Inc. (OTC Stock Symbol: UWRL.PK).

The deal gives IElement operational management of over 1,500 business customers that produced over $3.5 million in 2005 revenue. In addition to adding revenue, IElement will not incur significant expenses in servicing this contract since the company will be able to employ currently underutilized personnel and network resources, possibly making this a very lucrative relationship for IElement.

IElement will realize additional benefits by introducing its diverse line of products and services to the US Wireless customer base. Past results have shown that the “sell through” sales model is a very effective method with which to introduce new products to a captive audience. This is particularly clear with respect to the US Wireless customer base because as it currently exists, US Wireless is a data-only provider. There are significant opportunities for IElement to deploy its VoIP service to these customers along with Managed Microsoft Exchange, data/disaster recovery and storage, anti-virus/anti-spam solutions and other applications.

As part of the agreement, IElement will provide customer service, technical support, network management, accounting, billing and collections services as well as act as an advisor to US Wireless’ current management team.

US Wireless and Sutioc Enterprises also stand to benefit from the considerable efficiencies this agreement creates. US Wireless will gain valuable telecom experience and leadership from both Sutioc and IElement’s management teams and will be able to streamline its operations and reduce administrative and operational costs.

Sutioc, who purchased 30 million IElement shares in exchange for a $900,000 promissory note last week, then used those IElement shares to purchase a 50.1% equity stake in US Wireless, has already been able to retire in excess of $3.5 million of US Wireless debt and has helped to shore up US Wireless’ balance sheet and operations.

You can find other IElement news at www.ielement.com/news.htm.

About IElement Corporation

IElement is a facilities-based nationwide communications service provider that provides state-of-the-art telecommunications services to small and medium sized businesses (“SMBs”). IElement provides broadband data, voice and wireless services by offering integrated T-1 lines as well as a Layer 2 Private Network and VOIP solutions. These solutions provide SMBs with dedicated internet access, customizable business solutions for voice, data, wireless, internet, and secure communications channels between the SMB offices, partners, vendors, customers and employees without the use of a firewall or encryption device. IElement has a network presence in 18 major markets in the United States, including facilities in Los Angeles, Dallas and Chicago.

This press release may contain “forward-looking statements.” In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) our dependency on senior management and officers; (2) our ability to pay down existing debt; (3) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (4) unforeseen costs and expenses; (5) potential litigation with our shareholders and/or former or current investors; (6) the Company's ability to comply with federal, state and local government regulations; (7) competition in the telecommunications market; (8) rapid technology changes; and (9) other factors over which we have little or no control.

For more information on IElement, please visit www.ielement.com.

Contact: IElement Corporation
Ivan Zweig, CEO
(214) 254-3421
investor@ielement.com